EXHIBIT 99.1


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[GRAPHIC OMITTED]

                          OCWEN ASSET INVESTMENT CORP.
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FOR IMMEDIATE RELEASE          FOR FURTHER INFORMATION, CONTACT:
                               A. RICHARD HURWITZ
                               VP, CORPORATE COMMUNICATIONS
                               T: (561) 682-8575
                               F: (561) 682-8177  OR E-MAIL: rhurwitz@ocwen.com
                                                             ------------------


OCWEN ASSET INVESTMENT CORP. REPORTS FIRST QUARTER 1999 RESULTS
West Palm Beach, FL - (May 7, 1999) Ocwen Asset Investment Corp. (NYSE: OAC) reported 1999 first quarter Funds From Operations ("FFO") of $(0.4) million, or $(0.02) per diluted share, compared to a gain of $3.8 million, or $0.20 per diluted share, for the same period a year ago. Excluding losses on securities available for sale, 1999 first quarter FFO was $7.1 million, or $0.38 per diluted share, compared to $6.6 million, or $0.35 per diluted share, for the same period a year ago.

LOSSES ON SECURITIES AVAILABLE FOR SALE
OAC incurred net losses of $7.5 million on its securities available for sale portfolio which were comprised of an $8.3 million writedown of its residential subprime and residual mortgage-backed securities, reflecting continuing market illiquidity for these instruments, offset by a $0.8 million gain on the sale of commercial subordinate mortgage-backed securities. For the quarter ended March 31, 1998, net losses on securities available for sale were $17.1 million.

SELECTED OPERATING RESULTS
(Dollars in millions, except per share data)

                    Three Months Ended         Three Months Ended
                      March 31, 1999             March 31, 1998
                   ---------------------     -----------------------
Reported           Amount      Per share      Amount       Per share
---------------    -------     ---------     --------      ---------
Net loss ......    $ (0.8)     $  (0.04)     $ (10.5)      $  (0.55)
FFO ...........    $ (0.4)     $  (0.02)     $   3.8       $   0.20



Adjusted*
---------------
Net income.....    $  6.8      $   0.36      $   6.3       $   0.33
FFO ...........    $  7.1      $   0.38      $   6.6       $   0.35




*     Excludes writedowns of securities available for sale.

Ocwen Asset Investment Corp.
1999 First Quarter Results



SELECTED OPERATING RESULTS:                       Three Months Ended March 31,
                                                 ------------------------------
Dollars in thousands, except per share data         1999               1998
-------------------------------------------      ------------      ------------
   Net interest income ....................      $      9,454      $      6,779
   Real estate income, net ................               179               804
   Expenses ...............................            (2,857)           (1,094)
   Losses on securities ...................            (7,456)          (17,077)
   Minority interest in net loss of
     consolidated subsidiary ..............               154               190
   Net loss ...............................              (784)          (10,504)

Funds from operations .....................              (441)            3,758

PER SHARE DATA:

   Diluted loss per share ...............               (0.04)            (0.55)
   Dividends ............................                  --              0.25
   Diluted weighted average common shares
    Outstanding .........................          18,965,000        18,965,000


RECENT DEVELOPMENTS

PROPOSAL FOR POSSIBLE BUSINESS COMBINATION WITH OCWEN FINANCIAL CORPORATION (NYSE: OCN)
On April 16, 1999, OAC announced the receipt of a proposal from Ocwen Financial regarding a possible business combination between Ocwen Financial Corporation (NYSE: OCN) and OAC. OAC has formed a Special Committee of its Board, consisting of two independent directors; a third independent director, Mr. Benjamin Navarro, resigned from the Board on April 26, 1999. The Special Committee intends to consider the Ocwen Financial proposal as well OAC's other strategic alternatives, including, but not limited to, recapitalization, restructuring, and sale of the Company to another party. The Special Committee has engaged PaineWebber Incorporated as its financial advisor. Since Ocwen Financial's proposal would be subject to approval by the OAC shareholders, OAC has postponed its 1999 Annual Meeting of the shareholders, originally scheduled for May 12, 1999.

AMOUNT OF DEFERRED FINAL 1998 DIVIDEND
On December 21, 1998, OAC announced that its Board of Directors had deferred payment of OAC's final 1998 dividend. The amount of the deferred dividend is $15.5 million or $0.82 per share. The Company expects to pay this dividend in 1999, although there can be no assurance as to whether or when that dividend will be paid.

NO QUARTERLY INVESTOR CONFERENCE CALL
In light of the receipt of a proposal from Ocwen Financial regarding a possible business combination between OAC and Ocwen Financial, OAC will not have its normally scheduled quarterly investor conference call following the release of its first quarter earnings.

SELECTED REVIEW OF LIQUIDITY POSITION
At March 31, 1999, the Company had cash and cash equivalents of $61.2 million and a debt to equity ratio of 2.7 to 1, compared to cash and cash equivalents of $53.4 million and a debt to equity ratio of 2.9 to 1 at December 31, 1998. At March 31, 1999, OAC's book value per share was $11.62, compared to $11.66 at December 31, 1998 and $14.30 at December 31, 1997. At March 31, 1999, the equity of the Company's operating partnership exceeded the net worth covenant associated with each of the Company's debt agreements.

Ocwen Asset Investment Corp.
1999 First Quarter Results

SELECTED FUNDING REQUIREMENTS THROUGH MARCH 31, 2000:
(Dollars in millions)

Maturing repurchase agreements .................             $  91.5
Construction/renovation funding commitments ....    53.7
           Less available lines of credit ......   (20.9)       32.8
                                                  ------     -------
Total funding requirements .....................               124.3
           Less cash and cash equivalents ......               (61.2)
                                                             -------
Funding deficit ................................             $  63.1
                                                             =======

In addition,  and as discussed  above,  the amount of OAC's  deferred final 1998 dividend is $15.5 million. The Company is continuing to pursue several strategies to improve liquidity, including seeking alternate sources of financing. At present, management believes that the Company will be able to satisfy funding requirements for the foreseeable future either from existing, replacement, or new funding sources, as permitted by the Indenture (as defined below). There can be no assurance, however, that this will be the case.

DEBT LIMITATIONS
The indenture under which the Company's 11.5% Redeemable Notes due 2005 were issued (the "Indenture") prohibits the Company from incurring or issuing debt, other than certain permitted indebtedness ("Permitted Indebtedness"), unless certain financial tests are satisfied. One such test requires that the ratio of adjusted FFO to adjusted fixed charges for the previous four fiscal quarters exceeds 1.25 to 1. While this test is not currently satisfied and the Company does not expect this financial test to be satisfied during 1999, it believes that it can meet its financing needs from sources of Permitted Indebtedness, which includes certain new debt, as well as renewals or refinancings of existing debt structured to meet certain conditions. There can be no assurance, however, that this will be the case.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
Securities sold under agreements to repurchase were $114.0 million at March 31, 1999, compared to $138.6 million at December 31, 1998. These obligations were secured by certain of OAC's investments in subordinated interests in commercial mortgage-backed securities, residual interests in subprime residential loan securitizations, and U.K. mortgage loan residual securities. The following table summarizes the maturity dates of OAC's securities sold under agreements to repurchase and the fair value of the related collateral securities as of March 31, 1999:

(Dollars in millions)                               Fair Value of Collateral
                                                 ------------------------------
                                  Outstanding     Commercial        Residential
Maturity Date                      Borrowing      Securities         Securities
-----------------------           -----------    ------------       -----------
Within 1 month ..............     $      46.9    $       76.2       $      11.3
2 - 5 months ................            26.8              --              37.9
6 - 12 months ...............            17.8            15.6              33.2
More than 1 year ............            22.5              --              96.8
                                  -----------     -----------       -----------
Total........................     $     114.0    $       91.8       $     179.2
                                  ===========    ============       ===========

Currently, interest payments with respect to these obligations are approximately $0.9 million per month (which assumes that the repurchase agreements, which mature within 30 days, are renewed at approximately the same rate of interest).

OBLIGATIONS OUTSTANDING UNDER LINES OF CREDIT
Obligations outstanding under lines of credit amounted to $41.0 million at March 31, 1999, compared to $34.5 million at December 31, 1998. These obligations were incurred pursuant to a three-year agreement, which is collateralized by commercial loans and is described below in footnote 2 under "OBLIGATIONS OUTSTANDING UNDER LINES OF CREDIT - REAL ESTATE."

Ocwen Asset Investment Corp.
1999 First Quarter Results

OBLIGATIONS OUTSTANDING UNDER LINES OF CREDIT - REAL ESTATE
Obligations outstanding under lines of credit secured by real estate amounted to $143.8 million at March 31, 1999, compared to $142.6 million at December 31, 1998. These borrowings have a three-year term and an interest rate that floats with LIBOR. Set forth below is information regarding OAC's mortgage indebtedness relating to its investment in real estate at March 31, 1999:

(Dollars in millions)                            Principal            Interest          Maturity           Annual
Property                                          Amount                Rate              Date             Payment
------------------------------------------   ----------------   -------------------- ---------------- ------------------
Bush Street Property......................       $75.0 (1)        LIBOR plus 1.75%    April 2001(3)        $5.0 (4)
Other.....................................       $68.8 (2)        LIBOR plus 1.75%     June 2001(3)        $4.5 (4)

1) Plus up to $5.0 million of additional advances for capital improvements to the Bush Street Property.
2) Represents the portion of the outstanding balance that is secured by real estate under a $200 million line of credit. As of March 31, 1999, OAC's investments in Cortez Plaza, 450 Sansome Street, 10 U.N. Plaza, Prudential Plaza, and 690 Market Street secured this loan, and an additional $41.0 million was borrowed and secured by commercial mortgage loans totaling $109.8 million.
3) Subject to certain conditions, OAC may extend the maturity date by one year.
4) Annual interest payment based on the interest rate in effect as of March 31, 1999.

SELECTED REVIEW OF OPERATING RESULTS

NET INTEREST INCOME
Net interest income before provision for loan losses increased $2.7 million to $9.5 million during the first quarter of 1999, compared to the same period a year ago. The net interest income increase was due to a $329.7 million increase in the average balances of interest-earning assets, combined with a shift in the mix of higher yielding interest earning assets. Specifically, these increases resulted in an $11.9 million increase in interest income, which was offset in part by a $9.2 million increase in interest expense due to larger borrowings to fund these assets and an increase in the average cost of funds. The net interest spread increased 3 basis points from 4.09% in the first quarter of 1998 to 4.12% in the first quarter of 1999.

The following table sets forth information regarding the total amount of income from interest-earning assets and the resultant average yields, prior to impairment charges. This information is based on daily average balances during the reported periods.

                                                                          For the Three Months ended March 31,
                                                           ------------------------------------------------------------------
(Dollars in thousands)                                                  1999                             1998
                                                           -------------------------------- ---------------------------------
                                                            Average             Annualized  Average                Annualized
                                                            Balance   Interest  Yield/Rates Balance    Interest   Yield/Rates
                                                           --------   --------  ----------- --------   --------   -----------
Interest-earning assets:
     Repurchase agreements and interest-bearing deposits.. $ 38,728   $    495       5.11%  $ 14,446   $    198       5.48%
     Securities held for trading .........................       --         --         --     62,586        482       3.08
     Securities available for sale .......................  321,281     13,638      16.98    125,241      4,649      14.85
     Commercial and multifamily loan portfolio ...........   68,590      1,649       9.62     25,109        806      12.84
     Match funded residential loans ......................  164,795      3,327       8.08         --         --         --
     Residential loan portfolio ..........................    7,370        145       7.87     22,396        435       7.77
     Discount loans ......................................    5,618        126       8.97     26,921        903      13.42
                                                           ------------------------------   ------------------------------
        Total interest-earning assets .................... $606,382   $ 19,380      12.78%  $276,699   $  7,473      10.80%
                                                           ------------------------------   ------------------------------

Interest-bearing liabilities:
     Securities sold under agreements to repurchase ......  126,363      2,642       8.36%    39,577        665       6.72%
     Obligations outstanding under lines of credit .......   34,618        607       7.01      1,820         29       6.37
     11.5% Redeemable Notes due 2005 .....................  143,000      4,154      11.62         --         --         --
     Bonds-match funded loan agreement ...................  154,380      2,523       6.54         --         --         --
                                                           ------------------------------   ------------------------------
        Total interest-bearing liabilities ............... $458,361   $  9,926       8.66%  $ 41,397   $    694       6.71%
                                                           ------------------------------   ------------------------------

Net interest income/net interest spread...................            $  9,454       4.12%             $  6,779       4.09%
                                                                      ========                         ========
Net interest margin.......................................                           6.24%                            9.80%

Ocwen Asset Investment Corp.
1999 First Quarter Results

REAL ESTATE INCOME, NET
Real estate income, net decreased $0.6 million to $0.2 million for the three months ended March 31, 1999, compared to the same period a year ago. This decrease reflects a $5.9 million increase in rental income, offset by a $3.0 million increase in rental operation expense, a $0.9 million increase in depreciation and amortization expense, and a $2.7 million increase in interest expense. These increases in real estate operating income and expenses, compared to the same period a year ago, were largely the result of an increase in OAC's investment in real estate, net to $208.7 million at March 31, 1999, compared to $58.9 million at March 31, 1998.


OTHER EXPENSES
Other expenses increased $1.8 million to $2.9 million for the three months ended March 31, 1999, compared to the same period a year ago. This increase was largely due to a $0.7 million increase in management fees, resulting from an increased asset base, and a $1.0 million increase in servicing, accounting, audit, legal, excise tax, and bond amortization expenses. The management fees payable by OAC to Ocwen Capital Corporation ("OCC"), a wholly-owned subsidiary of Ocwen Financial, totaled $1.5 million for the quarter ended March 31, 1999.

LOSSES ON SECURITIES AVAILABLE FOR SALE
OAC incurred net losses of $7.5 million on its securities available for sale portfolio which were comprised of an $8.3 million writedown of its residential subprime and residual mortgage-backed securities, reflecting continuing market illiquidity for these instruments, offset by a $0.8 million gain on the sale of commercial subordinate mortgage-backed securities. For the quarter ended March 31, 1998, net losses on securities available for sale were $17.1 million.

The losses on the securities available for sale portfolio, during the first quarter of 1999, were taken against residential subprime bonds, reflecting continuing market illiquidity for these instruments. Additionally, one of these bonds had stopped cash flowing, which resulted in a decline in its fair value. The Company prices its securities portfolio at fair value each month based on broker/dealer marks, subject to an internal review process.

SELECTED REVIEW OF SECURITIES PORTFOLIO
At March 31, 1999, OAC's securities available for sale portfolio was $316.2 million and consisted of:

o Non-investment grade and unrated subordinate commercial mortgage-backed securities having an amortized cost of $103.7 million and a fair value of $104.7 million,
o Unrated residential subprime residuals having an amortized cost of $187.1 million and a fair value of $197.2 million, and
o Unrated subordinate residential mortgage-backed securities having an amortized cost of $14.6 million and a fair value of $14.3 million.

At March 31, 1999, OAC's unrated subprime residual portfolio of $197.2 million consisted of:

o $97.8 million of seasoned residuals (securitized between 1994 and 1997) with overcollateralization reserves funded at approximately $140.2 million, and
o $99.4 million of unseasoned residuals (securitized in 1998) with overcollateralization reserves funded at approximately $28.5 million.

At December 31, 1998, OAC's securities available for sale portfolio was $351.2 million and consisted of:

o Non-investment grade and unrated subordinate commercial mortgage-backed securities having an amortized cost of $115.7 million and a fair value of $117.1 million,
o Unrated residential subprime residuals having an amortized cost of $209.0 million and a fair value of $218.7 million, and
o Unrated subordinate residential mortgage-backed securities having an amortized cost of $15.4 million and a fair value of $15.4 million.

Ocwen Asset Investment Corp.
1999 First Quarter Results

At December 31, 1998, OAC's unrated subprime residual portfolio of $218.7 million consisted of:

o $110.0 million of seasoned residuals (securitized between 1994 and 1997) with overcollateralization reserves funded at approximately $122.5 million, and
o $108.7 million of unseasoned residuals (securitized in 1998) with overcollateralization reserves funded at approximately $26.6 million.

OTHER
Ocwen Asset Investment Corp., a real estate investment trust headquartered in West Palm Beach, Florida, has invested in underperforming commercial real estate, subordinate commercial mortgage-backed securities, subordinate and residual residential mortgage-backed securities, and commercial and residential mortgage loans. Additional information about Ocwen Asset Investment Corp.
is available at www.ocwen.com - OAC.

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "BELIEVE," "COMMITMENT," "CONTINUE," "EXPECT," "FORESEE," "MAY," "PLAN," "WILL," FUTURE OR CONDITIONAL VERB TENSES, SIMILAR TERMS, VARIATIONS ON SUCH TERMS OR NEGATIVES OF SUCH TERMS. ALTHOUGH OAC BELIEVES THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, INTERNATIONAL, NATIONAL, REGIONAL OR LOCAL ECONOMIC ENVIRONMENTS, GOVERNMENT FISCAL AND MONETARY, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, EFFECTIVENESS OF INTEREST RATE, CURRENCY EXCHANGE RATE AND OTHER HEDGING STRATEGIES, LAWS AND REGULATIONS AFFECTING REAL ESTATE INVESTMENT TRUSTS, INVESTMENT COMPANIES AND REAL ESTATE (INCLUDING CAPITAL REQUIREMENTS, INCOME AND PROPERTY TAXATION, ACCESS FOR DISABLED PERSONS AND
ENVIRONMENTAL COMPLIANCE), UNCERTAINTY OF FOREIGN LAWS, COMPETITIVE PRODUCTS, PRICING AND CONDITIONS (INCLUDING FROM COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN OAC), CREDIT, PREPAYMENT, BASIS, DEFAULT, SUBORDINATION AND ASSET/LIABILITY RISKS, LOAN SERVICING EFFECTIVENESS, SATISFACTORY DUE DILIGENCE RESULTS, SATISFACTION OR FULFILLMENT OF AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE, TIMING OF TRANSACTION CLOSINGS, THE DECISION TO CURTAIL EACH BUSINESS LINE AND DISCONTINUE INVESTMENT ACTIVITIES, AVAILABILITY OF AND COSTS ASSOCIATED WITH OBTAINING ADEQUATE AND TIMELY SOURCES OF LIQUIDITY, DEPENDENCE ON EXISTING SOURCES OF FUNDING, ABILITY TO REPAY OR REFINANCE INDEBTEDNESS (AT MATURITY OR UPON ACCELERATION), TO MEET COLLATERAL CALLS BY LENDERS (UPON RE-VALUATION OF THE UNDERLYING ASSETS OR OTHERWISE), TO GENERATE REVENUES SUFFICIENT TO MEET DEBT SERVICE PAYMENTS AND OTHER OPERATING EXPENSES AND TO SECURITIZE WHOLE LOANS, TAXABLE INCOME EXCEEDING CASH FLOW, SIZE OF, NATURE OF AND YIELDS AVAILABLE WITH RESPECT TO THE SECONDARY MARKET FOR MORTGAGE LOANS AND FINANCIAL, SECURITIES AND SECURITIZATION MARKETS IN GENERAL, ALLOWANCES FOR LOAN LOSSES, GEOGRAPHIC CONCENTRATIONS OF ASSETS (TEMPORARY OR OTHERWISE), TIMELY LEASING OF UNOCCUPIED SQUARE FOOTAGE (GENERALLY AND UPON LEASE EXPIRATION), CHANGES IN REAL ESTATE MARKET CONDITIONS (INCLUDING LIQUIDITY, VALUATION, REVENUES, RENTAL RATES, OCCUPANCY LEVELS AND COMPETING PROPERTIES), ADEQUACY OF INSURANCE COVERAGE IN THE EVENT OF A LOSS, KNOWN OR UNKNOWN ENVIRONMENTAL CONDITIONS, EXTERNAL MANAGEMENT, CONFLICTS OF INTEREST, YEAR 2000 COMPLIANCE, OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS, SECURITIES INVESTMENTS AND RAPID GROWTH COMPANIES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN OAC'S REPORTS AND FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"),
INCLUDING ITS REGISTRATION STATEMENTS ON FORMS S-3, S-4 AND S-11 AND ITS PERIODIC REPORTS ON FORMS 10-Q, 8-K, AND 10-K. GIVEN THESE UNCERTAINTIES, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS, AND OAC DOES NOT UNDERTAKE TO REVISE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS WHICH MAY BE MADE TO, ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS. PLEASE REFER TO EXHIBIT 99.2 INCLUDED WITH THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AND FILED WITH THE SEC, FOR A DESCRIPTION OF MATERIAL RISKS FACED BY THE COMPANY AND ITS SECURITIES HOLDERS.

               ATTACHED ARE THE CONSOLIDATED FINANCIAL STATEMENTS.

Ocwen Asset Investment Corp.
1999 First Quarter Results

                          OCWEN ASSET INVESTMENT CORP.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                               March 31,       December 31,
                                                                                 1999             1998
                                                                             -------------    -------------
ASSETS
    Cash and amounts due from depository institutions ...................... $   3,641,241    $   3,484,929
    Interest-bearing deposits ..............................................    57,605,709       49,880,276
    Securities available for sale, at fair value ...........................   316,198,972      351,153,971
    Commercial and multi-family loan portfolio, net ........................    70,339,922       65,282,965
    Residential loan portfolio, net ........................................     6,558,614        8,058,445
    Match funded residential loans, net ....................................   154,164,052      173,609,873
    Discount loan portfolio, net ...........................................     5,618,022        5,618,022
    Investment in real estate, net .........................................   208,733,751      208,058,721
    Principal and interest receivable ......................................     4,056,990        7,475,795
    Other assets ...........................................................    15,850,394       15,702,816
                                                                             -------------    -------------
        Total assets ....................................................... $ 842,767,667    $ 888,325,813
                                                                             =============    =============


LIABILITIES:
    Securities sold under agreements to repurchase ......................... $ 113,991,304    $ 138,611,824
    Obligations outstanding under lines of credit ..........................    41,015,023       34,472,404
    Obligations outstanding under lines of credit - secured by real estate..   143,755,698      142,556,880
     11.5% Redeemable Notes due 2005 .......................................   143,000,000      143,000,000
     Bonds - match funded loan agreement ...................................   143,298,397      163,403,966
    Accrued expenses, payables and other liabilities .......................    13,665,050       21,190,288
                                                                             -------------    -------------
        Total liabilities ..................................................   598,725,472      643,235,362
                                                                             -------------    -------------

Minority interest ..........................................................    23,759,807       23,914,058
                                                                             -------------    -------------

SHAREHOLDERS' EQUITY:
    Preferred stock, $.01 par value; 25,000,000 shares authorized;
        0 shares issued and outstanding ....................................            --               --
    Common Stock, $.01 par value; 200,000,000 shares authorized;
        18,965,000 shares issued and outstanding ...........................       189,650          189,650
    Additional paid-in capital .............................................   294,492,203      294,492,203
    Cumulative dividends declared ..........................................   (36,277,546)     (36,277,546)
    Retained deficit .......................................................   (47,178,264)     (46,394,403)
    Accumulative other comprehensive income:
        Unrealized gain on securities available for sale ...................    10,797,797       11,038,151
        Cumulative translation adjustment ..................................    (1,741,452)      (1,871,662)
                                                                             -------------    -------------
           Total other comprehensive income ................................     9,056,345        9,166,489
                                                                             -------------    -------------
           Total shareholders' equity ......................................   220,282,388      221,176,393
                                                                             -------------    -------------
                                                                             $ 842,767,667    $ 888,325,813
                                                                             =============    =============

OCWEN ASSET INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               For the Three   For the Three
                                                                Months Ended    Months Ended
                                                               March 31, 1999  March 31, 1998
                                                               --------------  --------------
INTEREST INCOME:
   Repurchase agreements and interest bearing deposits ....     $   494,604    $    198,138
   Securities held for trading.............................              --         482,192
   Securities available for sale...........................      13,638,517       4,648,582
   Commercial and Multifamily loans .......................       1,648,514         805,786
   Match funded residential loans..........................       3,327,143              --
   Residential loans.......................................         145,398         435,021
   Discount loans .........................................         126,318         902,777
                                                                -----------    ------------
                                                                 19,380,494       7,472,496
                                                                -----------    ------------
INTEREST EXPENSE:
   Securities sold under agreements to repurchase..........       2,642,002         665,269
   Obligations outstanding under lines of credit ..........         606,684          28,548
   11.5% Redeemable Notes due 2005 ........................       4,154,150              --
   Bonds-match  funded loan agreements.....................       2,523,602              --
                                                                -----------    ------------
                                                                  9,926,438         693,817
                                                                -----------    ------------
   NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES....       9,454,056       6,778,679
   Provision for loan losses...............................         257,852         105,073
                                                                -----------    ------------
   NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....       9,196,204       6,673,606
                                                                -----------    ------------

REAL ESTATE-OPERATING INCOME:
   Rental income...........................................       7,982,430       2,034,287
   Other...................................................          10,382           7,857
                                                                -----------    ------------
                                                                  7,992,812       2,042,144
                                                                -----------    ------------
REAL ESTATE-OPERATING EXPENSES:
   Rental operation........................................       3,962,709         933,746
   Depreciation & amortization.............................       1,193,977         304,437
   Interest................................................       2,657,326              --
                                                                -----------    ------------
                                                                  7,814,012       1,238,183
                                                                -----------    ------------
REAL ESTATE INCOME, NET....................................         178,800         803,961
                                                                -----------    ------------

OTHER EXPENSES:
   Management fees.........................................       1,524,429         828,881
   Due diligence expenses..................................         122,745         192,689
   Foreign currency loss...................................              --        (116,953)
   Other...................................................       1,210,309         189,655
                                                                -----------    ------------
                                                                  2,857,483       1,094,272
                                                                -----------    ------------

LOSSES ON SECURITIES.......................................      (7,455,633)    (17,077,079)
                                                                -----------    ------------

LOSS BEFORE MINORITY INTEREST..............................        (938,112)    (10,693,784)
Minority interest in net loss of consolidated subsidiary...         154,251         189,542
                                                                -----------    ------------
   NET  LOSS   ............................................     $  (783,861)   $(10,504,242)
                                                                ===========    ============

LOSS PER SHARE:
   Basic...................................................     $     (0.04)   $      (0.55)
                                                                ===========    ============
   Diluted.................................................     $     (0.04)   $      (0.55)
                                                                ===========    ============

WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic...................................................      18,965,000      18,965,000
                                                                ===========    ============
   Diluted.................................................      18,965,000      18,965,000
                                                                ===========    ============

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